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                                                                    Exhibit 23.2

Our ref           AEO\630408\2290342v1
Your ref

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
Agria Corporation                               Direct: +852 2971 3007
Room 706, 7/F, Huantai Building, No. 12A        Mobile: +852 9020 8007
South Street Zhongguancun                       E-mail: richard.thorp@maplesandcalder.com
Haidian District, Beijing 100081
People's Republic of China

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                                                                 24 October 2007

Dear Sirs

AGRIA CORPORATION

We hereby consent to the reference to our name under the headings "Enforceability of Civil Liabilities", "Taxation" and "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully



/s/ MAPLES and CALDER

MAPLES AND CALDER